UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2005

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Repayment of Loan to Executive Officer

On November 15, 2005, the Company received payment in full on a $2.0 million loan which had been made to Mr. and Mrs. Andrew A. Wiederhorn prior to the passage of the Sarbanes-Oxley Act of 2002.  This loan was originally funded in July 2002 and was not connected with the Leave of Absence Agreement dated as of June 2, 2004 between the Company and Mr. Wiederhorn.

At the time the loan was made, Mr. Wiederhorn was the Chairman and Chief Executive Officer of the Company.  The loan was full recourse to Mr. and Mrs. Wiederhorn and was secured by trust deeds on two personal residences located in Oregon.  During the term the loan was outstanding, the Company received monthly interest payments of 8.5% per annum.

Mr. Wiederhorn is currently a member of the Board of Directors and the Chief Strategic Officer of the Company.  As previously reported on a Form 8-K filed with the Securities and Exchange Commission on October 17, 2005, the Company expects that Mr. Wiederhorn will assume the duties and responsibilities of Chairman and Chief Executive Officer on November 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 16, 2005

FOG CUTTER CAPITAL GROUP INC.

By	: /s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer